UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 3, 2010

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2010, Quest Software, Inc. (“Quest”) held its annual meeting of stockholders. There were 83,652,492 votes present at the annual meeting in person or by proxy, representing approximately 93.59% of the total outstanding eligible votes. Quest’s stockholders elected each of seven nominees to serve on Quest’s board of directors for a one-year term or until their successors are duly elected and qualified. There was no solicitation in opposition to management’s nominees as listed in Quest’s proxy statement for the annual meeting. All of management’s nominees received affirmative votes for their election as director in excess of the vote required for election (i.e., the number of votes “for” each nominee exceeded the number of votes “withheld” from such nominee). At the annual meeting, Quest’s stockholders also ratified the appointment of Deloitte & Touche LLP as Quest’s independent registered public accounting firm for the fiscal year ending December 31, 2010. Set forth below are the final voting results for each proposal submitted to a vote of stockholders at the annual meeting.

1.	Proposal No. 1—Election of Directors:

	Votes
Nominee	For	Withheld	Broker Non-Votes
Vincent C. Smith	81,067,015	527,045	2,058,432
Raymond J. Lane	80,408,444	1,185,616	2,058,432
Douglas F. Garn	81,275,248	318,812	2,058,432
Augustine L. Nieto II	76,284,602	5,309,458	2,058,432
Kevin M. Klausmeyer	80,970,132	623,928	2,058,432
Paul A. Sallaberry	81,275,122	318,938	2,058,432
H. John Dirks	81,277,427	316,633	2,058,432

2.	Proposal No. 2—Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year ending December 31, 2010:

For	Against	Abstain	Broker Non-Votes
82,206,500	1,437,673	8,319	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.
Date: June 4, 2010

	By:	/s/ DAVID P. CRAMER
David P. Cramer
Vice President, General Counsel & Secretary